EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 28, 2014 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in Pericom Semiconductor Corporation’s Annual Report on Form 10-K for the year ended June 28, 2014.

/s/ Burr Pilger Mayer, Inc.

Burr Pilger Mayer, Inc.

San Jose, California

December 18, 2014